UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2014

BLUEPHOENIX SOLUTIONS LTD.

(Exact name of registrant as specified in its charter)

ISRAEL	333-06208	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Union Street, Suite 4616, Seattle WA	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 395-4152

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐ Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 8 - Other Events

Item 8.01.    Other Events

On August 6, 2014, Blue Phoenix Solutions (NASDAQ: BPHX) issued a press release announcing that BluePhoenix Solutions (NASDAQ: BPHX) and Sophisticated Business Systems, Inc. (“ATERAS”), today announced entry into a definitive merger agreement (dated August 5, 2014) (the “Merger Agreement”) pursuant to which Ateras and a wholly-owned subsidiary of BluePhoenix would merge. The agreement is an all-stock transaction in which BluePhoenix will issue approximately 6.2M shares to ATERAS shareholders in exchange for 100 percent of ATERAS’ shares. The merger agreement between BluePhoenix and ATERAS is subject to shareholder approval, regulatory review and other  material customary conditions and is expected to close during the 4th Quarter between the parties.

Section 9 - Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release, dated August 6, 2014, entitled BLUEPHOENIX AND ATERAS MERGE TO CREATE ‘MODERN SYSTEMS’

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLUEPHOENIX SOLUTIONS LTD
(Registrant)

Date August 6, 2014	By	/s/ Rick Rinaldo
Rick Rinaldo
CFO

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Exhibit Number	Description
99.1	Press Release, dated August 6, 2014, entitled BLUEPHOENIX AND ATERAS MERGE TO CREATE ‘MODERN SYSTEMS’

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